Exhibit 10.7

LONG TERM SUPPLY CONTRACT
(English Translation)

Contract Number:
Place where contract signed: Shanghai

Buyer:	Perfectenergy (Shanghai), Ltd. (hereinafter, known as "Party A")
Address:	No. 479 East Xinzhuang Road,
Shanghai, China 201108
Tel:  021-54880958  Fax:  021-54888243
Bank:   China Agriculture Bank Min District Xinzhuang Industry Zone Branch
Bank Account:  03430500040006353
Tax Registration Number:  310112777606116

Supplier:	Chengdu Jiayang Silicon Technology Inc, Ltd. (hereinafter, known as "Party B")
Address:	Longtai Blvd, Tianhu Straits Science Party
Wenjiang Distrc,
Chengdu Sichuan Province 611130
Tel:  028-82765969

This agreement is entered into by and between Party A and Party B in accordance with the Economic Contract Laws of the People's Republic of China. This supply contract is the product of coordination and negotiations between the two parties. The parties hereto agree as follows:

1.	As agreed by both parties, Party B will ship to Party A the following solar silicon starting from 2007 to 2009.

1)	Product description: CZ solar monocrystalline silicon

2)	Technical specifications
Conductor type:  Type P
Crystallographic directions:  <100>+ 3
Size:  125mm x 125 mm + 0.5mm side-film
Diagonal diameter: :  ≥ Φ 150 mm ± 0.5mm
Electrical resistence:  0.5-3 Ω. cm , 3-6 Ω .cm
TTV:  < 50 µm
Minority carrier life:  > 10 µs
Thickness Stall:  220 + 20 µm
No fracture, no hole, no stria

3)	Quantities in units
Year 2007: 800,000 units
Year 2008: 1.5 million units
Year 2009: 3 million units

4)	Product unit cost: ¥48 RMB / unit. Party B agrees to give Party A a discount of 2%-5% off the average market price, adjustable every 3 months.

5)
Payment: Party B will ship the goods in installments. Party B will notify Party A before each shipment. Party A will pay Party B in full for each shipment three days after receiving a notice. Once payment is verified, Party B will start shipping immediately.

2.	Quality requirement: Party B guarantees that the product quality, specifications, and all technical parameters will match what is specified in this contract.

3.	Place of delivery: Shanghai (Party B is in charge of shipping)

4.	Date of delivery: Installment shipments per month

5.	Packaging requirement: The packaging must comply with public transportation regulations.

6.
Acceptance, inspection, and invoicing: Within three days of receiving a shipment, Party A will inspect the shipment based on the specifications listed in this contract. Party A will send an acceptance inspection report to Party B. If everything is accepted, Party B will issue a value-added-tax invoice for Party A’s shipment.

7.
Roles and responsibilities: Party A and Party B shall fulfill their responsibilities within the time frame specified in this contract. A party that breaches the contract is liable for economic losses incurred by the non-breaching party.

8.	Dispute Resolution: Both parties shall settle their disputes through negotiations. If a dispute remains unresolved, a lawsuit may be filed in a local court, whose decision shall be deemed final.

9.	This contract has two copies. The contract will not come into force until it is signed by both parties with stamps.

10.	The term of this contract is from the date of execution to December 31, 2009.

11.	Others: Not applicable.

Party A:	Party B:
Perfectenergy (Shanghai), Ltd.	Chengdu Jiayang Silicon
Technology Inc., Ltd.

Signature	Signature
Stamp	Stamp
Date	Date